Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our reports dated March 10, 2014, with respect to the consolidated financial statements of The Gorman-Rupp Company, and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company, included in the 2013 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-8 No. 333-187048) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, (2) Registration Statement (Form S-8 No. 333-105682) pertaining to the 401(k) Plan of The Gorman-Rupp Company, and (3) Registration Statement (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors’ Compensation Plan of The Gorman-Rupp Company; of our reports dated March 10, 2014, with respect to the consolidated financial statements of The Gorman-Rupp Company and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company incorporated by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

March 10, 2014